UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2009 (October 13, 2009)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	800-653-6104

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[     ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01Other Events

On October 13, 2009, Metro Bancorp, Inc. (the “Company”) issued a press release announcing the closing of the underwriters’ exercise of their over-allotment option to purchase an additional 625,000 shares (the “Shares”) of the Company’s common stock at a purchase price to the public of $12.00 per share and to the underwriters of $11.40 per share.  The over-allotment option was granted to the underwriters in connection with the Company’s underwritten public offering of 6.25 million shares of its common stock.  A copy of the Company’s press release dated October 13, 2009 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

 Item 9.01Financial Statements and Exhibits

Exhibit No.
99.1	Press Release, dated October 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 13, 2009

METRO BANCORP, INC.

By: /s/ Mark A. Zody
Name: Mark A. Zody
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
99.1	Press Release, dated October 13, 2009.